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                                  TABLE OF CONTENTS

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1.   PARTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
2.   PREMISES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
3.   TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
4.   POSSESSION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
5.   BASE RENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
6.   SECURITY DEPOSIT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
7.   MAINTENANCE AND REPAIRS . . . . . . . . . . . . . . . . . . . . . . . . . . . .8
8.   USE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
9.   COMPLIANCE WITH LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
10.  ALTERATIONS AND ADDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 11
11.  SURRENDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
12.  LIENS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
13.  ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . . . . . . . . . . . . 13
14.  HOLD HARMLESS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
15.  SUBROGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
16.  LIABILITY INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
17.  UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
18.  PROPERTY TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
19.  RULES AND REGULATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
20.  HOLDING OVER. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
21.  ENTRY BY LANDLORD . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
22.  RECONSTRUCTION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
23.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
24.  REMEDIES FOR DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
25.  SUCCESSOR LANDLORD'S LIABILITY. . . . . . . . . . . . . . . . . . . . . . . . 34
26.  EMINENT DOMAIN. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
27.  HAZARDOUS MATERIALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
28.  OFFSET STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
29.  TRAFFIC AND ENERGY MANAGEMENT . . . . . . . . . . . . . . . . . . . . . . . . 39
30.  [INTENTIONALLY DELETED.]. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
31.  [INTENTIONALLY DELETED.]. . . . . . . . . . . . . . . . . . . . . . . . . . . 39
32.  AUTHORITY OF PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
33.  GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40
34.  BROKERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

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35.  QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46

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                                         -ii-

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                                    BUILDING LEASE


1.      PARTIES.   This Building Lease ("Lease"), dated for reference purposes only, June 11, 1998, is made by and between ALL POST, INC., a California corporation, herein called "Landlord" and VDI MEDIA, a California corporation, herein called "Tenant."

2.      PREMISES.

        2.1 Landlord does hereby lease to Tenant and Tenant hereby leases from Landlord that certain real property (herein called "Premises") indicated on EXHIBIT A attached hereto and reference thereto made a part hereof. Said Premises are commonly known as 1133 North Hollywood Way, Burbank, California which has been improved with a building of approximately 32,000 square feet ("Building") and that certain real property commonly known as 1122 North Hollywood Way, Burbank, California, which provides additional parking for the Building. The Premises are more particularly described in EXHIBIT A hereto.
Any statement of size set forth in this Lease or that may have been used in calculating rental is an approximation which Tenant and Landlord agree is reasonable. Notwithstanding the foregoing, the Tenant or Landlord may elect, at its sole cost, to cause the square footage of the Building to be measured by a California licensed architect according to the following criteria: (i) the square footage of each above ground floor shall be based on measurements from the exterior of all exterior walls; and (ii) the square footage of the basement area shall be based on measurements from the interior of all basement exterior walls. When completed, Tenant or Landlord, as the case may be, may deliver its measurements and calculations to the other and, if within ten (10) business days of delivery, the other party does not object in writing to the calculated square footage of the Building, such square footage shall be used to recalculate Base Rent as provided at Paragraph 5 below. If the other party disagrees in writing with the calculated square footage within such ten (10) business-day period, then it may conduct its own calculation thereof in accordance with this paragraph which shall be completed as soon as reasonably possible. If after the time periods provided in this paragraph have elapsed and Landlord and

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Tenant are still in disagreement as to the appropriate square footage after the second calculation, the matter shall be submitted to a California licensed architect selected by the other two architects and such architect shall determine which of the two previously made calculations of square footage shall be used. Such architect's determination shall be binding on Landlord and Tenant. Notwithstanding anything herein to the contrary, the recalculation of the square footage of the Building must be commenced by the delivery no later than August 15, 1998 of the initial recalculation by one party to the other. Failure to do so shall be deemed both parties' agreement that the Building contains 32,000 square feet for all purposes under this Lease.

        2.2 This Lease is subject to the terms, covenants and conditions herein set forth and Tenant and Landlord covenant to the other as a material part of the consideration for this Lease to keep and perform each and all of said terms, covenants and conditions to be kept and performed by Tenant or Landlord, as applicable, and that this Lease is made upon the condition of said performance.

        2.3 Landlord shall deliver the Premises to Tenant broom clean and free of debris and in good operating order, condition and state of repair on the Commencement Date (as defined below) and, so long as the required service contracts as described in subparagraph 7.2 below are obtained by Tenant within thirty (30) days following the Commencement Date warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air condition systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Tenant shall be in good, operating condition on the Commencement Date and that the structural elements of the roof, bearing walls and foundation of the Building shall be free of material defects. If a noncompliance with this warranty exists as of the Commencement Date, Landlord shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Tenant setting forth the specificity of the nature and extent of such noncompliance, rectify the same at Landlord's expense. If, within six (6) months of the Commencement Date, Tenant does not give Landlord written notice of any noncompliance with this warranty, correction of such non-compliance shall be the obligation of Tenant at Tenant's sole cost and expense.

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        2.4     Landlord warrants that the improvements on the Premises
materially comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("Applicable Requirements") in effect on the Commencement Date. This warranty does not apply to the use to which Tenant will put the Premises or to any alterations or modifications made or to be made to the Premises by Tenant. If the Premises do not comply with this warranty, Landlord shall, except as otherwise provided herein, promptly after receipt of written notice from Tenant setting forth with specificity the nature and extent of such noncompliance rectify the same at Landlord's expense if mandated by the Applicable Requirements (in other words, Landlord shall not be required to rectify such noncompliance if it is a legal pre-existing condition). If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Commencement Date) so as to require during the term of this Lease construction of an addition to or an alteration of the Building or the reinforcement or other physical modifications of the Building (each such event is referred to herein as "Capital Expenditure"), Landlord and Tenant shall allocate the cost of work as follows:

                (a) If such Capital Expenditures are required as a result of the specific and unique use of the Premises by Tenant as compared with the uses by tenants in general, Tenant shall be fully responsible for the cost thereof.

                (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Tenant (such as, governmentally mandated seismic modifications) then Landlord shall complete the work and Landlord and Tenant shall allocate the obligation to pay for such cost as follows: the cost of the work/modification shall be prorated between Landlord and Tenant and Tenant shall only be obligated to pay, each month during the remainder of the Term, on the date Base Rent is due, an amount equal to the product of multiplying the cost of such work/modification by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such work/modification as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Landlord's accountants), with Tenant reserving the right to prepay its obligation at any time. Provided,

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however, (i) in no event shall Tenant be obligated to pay more than One Hundred
Thousand dollars ($100,000) on account of such Capital Expenditure; (ii) if the total cost of such Capital Expenditure exceeds the then monthly Base Rent multiplied by twelve (12), Landlord shall have the option to terminate this Lease upon one hundred eighty (180) days prior written notice to Tenant; and
(iii) if such Capital Expenditure is required during the last two years of this Lease, Landlord shall have the option to terminate this Lease upon one hundred eighty (180) days' prior written notice to Tenant. Notwithstanding the foregoing, in the event Landlord elects to terminate pursuant to subparagraph 2.4(b)(ii) or (iii), Tenant may notify Landlord, in writing, within ten (10) days after receipt of Landlord's termination notice that Tenant shall pay for such Capital Expenditure and in such event this Lease shall not terminate and Tenant shall pay the entire amount of such Capital Expenditure.

                The provisions concerning Capital Expenditures are intended only to apply to non-voluntary new Applicable Requirements. If the Capital Expenditures are instead triggered as a result of a Tenant's modification of the Premises, then, and in that event, Tenant shall be fully responsible for the cost thereof; provided, however, Tenant may elect not to effect such modification.

3.      TERM.

        3.1 The term of this Lease shall be for one hundred twenty (120) months (the "Term"), commencing on the 11th day of June, 1998 ("Commencement Date") and ending on the 10th day of June, 2008, subject to extension or earlier termination as provided herein.

        3.2 Landlord hereby grants to Tenant the option to extend the Term (the "Option") for one 60-month period ("Option Term") commencing when the prior term expires upon each and all of the following terms and conditions:

                (a) In order to exercise the Option, Tenant must give written notice of such election to Landlord and Landlord must receive the same at least nine (9) but not more than fifteen (15) months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of the Option is not given and/or received, the Option shall automatically expire.

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                (b)     Tenant shall have no right to exercise the Option,
notwithstanding any provision in the grant of Option to the contrary, (i) during the period commencing with the giving of any notice of default under Paragraph 23 and continuing until the noticed default is cured; or (ii) during the period of time any monetary obligation due Landlord from Tenant is unpaid (provided written notice thereof is given Tenant in accordance with the provisions of this Lease); or (iii) during the time Tenant is in breach of this Lease. The period of time within which the Option may be exercised shall not be extended or enlarged by reason of Tenant's inability to exercise the Option because of the provisions of subparagraph 3.2(a). All rights of Tenant under the provisions of the Option shall terminate and be of no further force or effect, notwithstanding Tenant's due and timely exercise of the Option, (i) if after such exercise and prior to commencement of the Option Term, Tenant fails to pay to Landlord a monetary obligation of Tenant for a period of thirty (30) days after such obligation becomes due (provided written notice thereof to Tenant in accordance with the provisions of this Lease); or (ii) if Tenant is in breach of this Lease on the date the Option Term would otherwise commence.

                (c) Except for the provisions of this Lease granting the Option, all of the terms and conditions of this Lease except where specifically modified by the Option shall apply.

                (d) The Option granted to Tenant in this Lease is personal to the original Tenant named in Paragraph 1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Tenant while the original Tenant is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Option, herein granted to Tenant is not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and the Option may not be separated from this Lease in any manner, by reservation or otherwise.

                (e) The Base Rent for each month of the Option Term shall be calculated as follows, using the method(s) indicated below:

                        (i) On commencement of the Option Term ("Market Rental Value Adjustment Date"), the Base Rent shall be adjusted to the Market Rental Value ("MRV") of the Premises as follows:

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                                (1)     Four (4) months prior to the Market
Rental Value Adjustment Date, the parties shall attempt to agree upon what the new MRV will be on the Market Rental Value Adjustment Date. If agreement cannot be reached, within thirty days, then:

                                        a.      Landlord and Tenant shall
immediately appoint a mutually acceptable appraiser or broker to establish the new MRV within the next thirty days. Any associated costs will be split equally between the parties, or

                                        b.      Both Landlord and Tenant shall
each immediately make a reasonable determination of the MRV and submit such determination, in writing, to arbitration in accordance with the following provisions:

                                                i.      Within fifteen (15) days
thereafter, Landlord and Tenant shall each select an appraiser of their choice to act as an arbitrator. The two arbitrators so appointed shall immediately select a third mutually acceptable consultant to act as a third arbitrator.

                                                ii.     The three (3)
arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to what the actual MRV for the Premises is, and whether Landlord's or Tenant's submitted MRV is the closest thereto. The decision of a majority of the arbitrators shall be binding on the parties. The submitted MRV which is determined to be the closest to the actual MRV shall thereafter be used by the parties.

                                                iii.    If either of the parties
fails to appoint an arbitrator within the specified fifteen (15) days, the arbitrator timely appointed by one of them shall reach a decision on his or her own, and said decision shall be binding on the parties.

                                                iv.     The entire cost of such
arbitration shall be paid by the party whose submitted MRV is not selected, i.e., the one that is NOT the closest to the actual MRV.

                                        c.      In no event shall any person or
entity, or any affiliate of such person or entity, who or which is entitled to any commission or fee arising from this Lease or any person or entity who is an affiliate of either of the parties hereto, or who has provided services to either party hereto, act as an arbitrator for purposes of establishing MRV.

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                                (2)     Notwithstanding the foregoing, the MRV
shall not be less than the Base Rent payable for the month immediately preceding the Market Rental Value Adjustment Date multiplied by 1.03.

                        (ii) Upon the commencement of the Option Term, the MRV will become the new "Base Rent" for the purpose of calculating any further adjustments to Base Rent pursuant to Section 5.2.

                (f) The new Base Rent (i.e., MRV) in effect on the commencement of the Option Term is subject to adjustment as provided at
Section 5 and Tenant continues to be responsible for other rental as provided herein.

4. POSSESSION. Landlord shall deliver possession of the Premises to Tenant on the Commencement Date.

5.      BASE RENT.

        5.1 Tenant agrees to pay to Landlord as Base Rent, without prior notice, offset, deduction or demand, for the Premises the sum of Thirty-two Thousand Dollars ($32,000) (which equates to One Dollar ($1.00) per square foot of the Building and which is subject to adjustment as provided at Subparagraph
2. above), in advance, on or before the first day of the first full calendar month of the term hereof and a like sum on or before the first day of each and every successive calendar month thereafter during the term hereof, except that the first month's rent shall be paid upon execution hereof. Base Rent for any period during the term hereof which is for less than one (1) month shall be a prorated portion of the monthly installment herein, based upon a thirty (30) day month. Said rental shall be paid to Landlord in lawful money of the United States of America, which shall be legal tender at the time of payment, at such place as Landlord may from time to time designate in writing.

        5.2     Notwithstanding anything to the contrary contained in Paragraph
5.1 of this Lease, the Base Rent shall increase annually on the first anniversary of the first day of the first calendar month

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immediately following the Commencement Date and on the anniversary of such date thereafter in accordance with Schedule 1 hereto.

6. SECURITY DEPOSIT. Tenant has paid or will pay to Landlord concurrently with the execution and delivery hereof by Tenant the sum of Thirty-two Thousand Dollars ($32,000) representing the first full month's Base Rent during the term of this Lease as security for the full and faithful performance of the terms hereof by Tenant. Within forty-five (45) days of Landlord's receipt of the security deposit, Landlord shall place such deposit in an interest-bearing account mutually acceptable to Landlord and Tenant. The account shall be in Landlord's name, but Tenant shall be entitled to interest thereon. If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of rent, Landlord may, but shall not be required to, use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default, including without limitation, reasonable costs and attorneys' fees incurred by Landlord to recover possession of the Premises upon a default by Tenant hereunder. If any portion of said deposit is so used or applied, Tenant shall, within five (5) days after receipt of written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall constitute a default hereunder by Tenant. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit may be applied against any amounts owed by Tenant to Landlord at the expiration or termination of this Lease and any balance thereof shall be returned to Tenant (or, at Landlord's option, upon written notice to Tenant, to the last assignee of Tenant's interest hereunder) within the time specified in California Civil Code Section 1950.7. As and when Base Rent increases pursuant to the provisions of subparagraphs 3.2 or 5.2 above, Tenant shall deposit with Landlord such additional funds as may be necessary to cause the Security Deposit then held by Landlord to equal the amount of Base Rent then payable under this Lease.

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7.      MAINTENANCE AND REPAIRS.

        7.1 Subject to Paragraphs 2 and 22 and the provisions of this subparagraph 7.1, Tenant shall, at Tenant's sole expense, keep the Premises in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Tenant, and whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Tenant, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by subparagraph 7.2 below. Tenant's obligations shall include restorations, replacements or renewals when necessary to keep the following components of the Premises in good order, condition and state of repair: HVAC, flooring, interior walls, electrical, plumbing fixtures, signs, landscaping and parking lot surface (including parking lot ingress and egress and restriping). Tenant shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building. Notwithstanding the foregoing, Landlord shall be responsible for all repair and maintenance, to the extent needed, of the structural elements of the Building limited to the foundation, the structural elements of the roof and all load bearing walls. However, Tenant shall be responsible for any and all regular maintenance of the roof.

        7.2 Tenant shall, at Tenant's sole expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if and when installed on the Premises:
(i) HVAC equipment, (ii) boiler and pressure vessels, (iii) fire extinguishing systems, including fire alarm

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and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, and (vii) elevators.

        7.3 Subject to the provisions of subparagraph 7.1 and Paragraphs 2 and 22, it is intended by the parties hereto that Landlord have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of Tenant. It is the intention of the Landlord and Tenant that the terms of this Lease govern the respective obligations of the parties as to maintenance and repair of the Premises, and they expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease.

        7.4 Except as provided in Paragraph 22 hereof, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or in or to fixtures, appurtenances and equipment therein. As a material inducement to Landlord's entering into this Lease, Tenant expressly waives any right to make repairs at Landlord's expense whether granted by law, statute, ordinance or otherwise now or hereafter in effect, including but not limited to California Civil Code Sections 1941, 1941.1 and 1942.

8. USE. Tenant shall use the Premises for video duplication and audio production services, vault storage of videos, and any ancillary general office use and shall not use or permit the Premises to be used for any other purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not do or permit anything to be done in or about the Premises, nor bring or keep anything therein, which will in any way increase the existing rate of, or adversely affect, any fire insurance upon the Building or any of its contents, or cause cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant, its employees, agents and contractors shall not commit or suffer to be committed any waste in or upon the Premises. Without limiting the generality of the foregoing, Tenant shall not (i) place a load upon any floor of the Premises which exceeds the floor

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load per square foot which such floor was designed to carry or (ii) permit any objectionable sounds or odors to carry outside the Premises.

9. COMPLIANCE WITH LAW. Tenant shall not use the Premises or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted, relating to, or affecting the condition use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvement or acts. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of the fact as between the Landlord and Tenant.

10.     ALTERATIONS AND ADDITIONS.

        10.1 Only if required by law or government regulations and upon giving Tenant as much advance notice thereof as is reasonably practical, Landlord may change the name, number or designation by which the Building is commonly known. Subject to Landlord's approval, Tenant may, at its own cost and expense, remove the signage presently on the Building and replace same with its own signage provided that any and all signage shall be in conformance with applicable laws. Within five (5) days of expiration of the Term, or sooner as reasonably requested by the Landlord, Tenant shall remove any and all signage from the Building at its sole cost and expense.

        10.2 Tenant shall not make any alterations, additions or improvements without the prior written consent of Landlord which shall not be unreasonably withheld. All such alterations, additions and improvements shall be made in conformity with plans therefor reasonably approved by Landlord in writing prior to the commencement of such work and shall be performed by a tenant improvements contractor

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reasonably approved by Landlord.  All such alterations, additions and improvements (except movable furniture, equipment, furnishings and trade fixtures) shall become the property of Landlord and shall be surrendered with the Premises, as a part thereof, at the expiration or earlier termination of the term hereof. All such alterations, additions or improvements shall, however, be made by Tenant at Tenant's sole expense. Upon termination of the Lease, Tenant shall, upon demand by Landlord, at Tenant's sole cost and expense, forthwith remove any alterations, additions or improvements made by Tenant and designated by Landlord at the time of Landlord's initial approval to be removed, and repair and restore the Premises to their original condition, reasonable wear and tear excepted. Any personal property left on or in the Premises at the expiration or earlier termination of this Lease may, at the option of Landlord, after fifteen
(15) days' written notice to Tenant, either be deemed abandoned and retained by Landlord, or be placed in storage at a public warehouse in the name of, for the account of and at the expense and risk of Tenant or otherwise disposed of by Landlord in the manner provided by law. Tenant releases Landlord of and from any and all claims and liability for damage to or destruction or loss of property left by Tenant upon the Premises at the expiration or other termination of this Lease. Tenant further waives all claims to all property (and the proceeds thereof) abandoned by Tenant and retained or disposed of by Landlord.

        All alterations, additions and improvements to the Premises made by Tenant shall comply with the plans therefor approved in advance by Landlord. Such plans and any specifications associated therewith shall be prepared by an architect or interior designer reasonably approved in advance by Landlord. All such work by Tenant shall comply with all applicable requirements of all governmental authorities having jurisdiction of the Premises and shall comply with all reasonable rules and regulations established by Landlord to ensure the safety, cleanliness and good order of the Building, including but not limited to those relating to establishment of off-Premises staging areas, disposal of refuse and the hours of performing operations which result in the creation of noise, dust and odors. No such alterations, additions or improvements by Tenant shall incorporate therein any hazardous materials, as defined in Paragraph 27.

        10.3 No antenna, satellite dish, microwave receiver or other receiving or transmission equipment shall be installed by Tenant in or on the roof of the Building or elsewhere at the Premises except with the prior written consent of Landlord which shall not be unreasonably withheld. Landlord's consent shall not be withheld unless such installation would materially injure the Premises. Any such installation by Tenant shall be only the particular equipment specifically approved by Landlord, shall be limited to the manner and location approved by Landlord and shall be subject to such terms and conditions as are provided by Landlord to Tenant at the time Landlord approves such installation.

11. SURRENDER. Tenant shall surrender the Premises by the end of the Term or any earlier termination date with all the improvements, parts and services thereof, broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear accepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Tenant shall repair any damage occasioned by the installation, maintenance or removal of its trade fixtures, furnishings and personal property.

12. LIENS. Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or for Tenant. In the event that Tenant shall not, within ten (10) business days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper lien release bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem reasonably proper, including payment of or defense against the claim giving rise to such lien. All sums paid by Landlord and all reasonable expenses incurred by it in connection therewith shall automatically create an obligation of Tenant to pay an equivalent amount as additional rent, which additional rent shall be payable by Tenant within five (5) days after Tenant's receipt of Landlord's demand therefor with interest at the rate of ten percent (10%) per annum permitted by law to be charged from date of payment by Landlord until paid by Tenant. Nothing herein shall imply any consent by Landlord to subject Landlord's estate to liability under any mechanics' or other lien law. Tenant shall give Landlord adequate opportunity and Landlord shall have the right to post in or on the Premises such notices of nonresponsibility as are provided for in the mechanics lien laws of the state of California.

13.     ASSIGNMENT AND SUBLETTING.

        13.1 Tenant shall not, either voluntarily or involuntarily or by operation of law, assign, sublet, mortgage or otherwise encumber all or any portion of its interest in this Lease or in the Premises or permit the Premises to be occupied by anyone other than Tenant or Tenant's employees without obtaining the prior written consent of Landlord, which consent shall be subject to the provisions of subsections 13.2 through 13.8 below. Any such attempted assignment, subletting, mortgage or other encumbrance without such consent shall be null and void and of no effect.

        13.2 No assignment, subletting, mortgage or other encumbrance of Tenant's interest in this Lease shall relieve Tenant of its obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any subletting, assignment, mortgage or other encumbrance. Consent to one sublease, assignment, mortgage or other encumbrance shall not be deemed to constitute consent to any subsequent attempted subletting, assignment, mortgage or other encumbrance.

        13.3 If Tenant desires at any time to assign this Lease or to sublet the Premises or any portion thereof, it shall first notify Landlord of its desire to do so and shall submit in writing to Landlord: (i) the name of the proposed subtenant or assignee; (ii) the nature of the proposed subtenant's or assignee's business to be carried on in the Premises; (iii) the terms and provisions of the proposed sublease or assignment and the proposed effective date thereof; (iv) such financial information as Landlord may reasonably request concerning the proposed subtenant or assignee; and (v) the minimum payment of at least $500.00, required pursuant to subparagraph 13.8 below. The submission pursuant to clause (iii) shall include a copy of any agreement, escrow instructions or other document which contains or memorializes the terms and provisions of the transaction for which Landlord's consent is required.

Similarly, if Tenant desires to mortgage or encumber its interest in this Lease, Tenant shall first supply to Landlord in writing such information as to such transaction as may be reasonably requested by Landlord.

        13.4    [INTENTIONALLY DELETED.]

        13.5 At any time within thirty (30) days after Landlord's receipt of the last of the information specified in subparagraph 13.3 above, Landlord may, by written notice to Tenant, (i) approve the proposed assignment or sublease; or
(ii) subject to the provisions of subparagraph 13.6 below, reasonably disapprove the proposed assignment or sublease. If Landlord does not disapprove the proposed subletting or assignment in writing within said thirty (30) day period, Tenant may thereafter within ninety (90) days after the expiration of said thirty (30) day period enter into a valid assignment or sublease of the Premises or portion thereof, upon the terms and conditions set forth in the information furnished by Tenant to Landlord pursuant to subparagraph 13.3 above. Provided, however, that any material change in such terms shall be subject to Landlord's consent as provided in this Paragraph and, provided further, that any amount to be paid by Tenant in connection with such subletting or assignment pursuant to subparagraph 13.3 above shall be paid to Landlord upon and as a condition to consummation of such transaction.

        13.6 Landlord shall have the right to reasonably approve or disapprove any proposed assignee or sublessee. In exercising such right of reasonable approval or disapproval, Landlord shall be entitled to take into account any fact or factor which Landlord reasonably deems relevant to such decision, including, but not necessarily limited to, the following, all of which are agreed to be reasonable factors for Landlord's consideration:

                (a) The financial strength of the proposed assignee or subtenant.

                (b) The proposed use of the Premises by such proposed assignee or subtenant and the compatibility of such proposed use with the Building.

                (c) Any materially adverse impact of the proposed use of the Premises by such proposed assignee or subtenant.

                (d) Whether there then exists any uncured default by Tenant pursuant to this Lease or any non-payment or non-performance by Tenant under this Lease which, with the passage of time and/or the giving of notice, would constitute a default under this Lease.

                (e) Whether the proposed transferee is a public or governmental agency.

Moreover, Landlord shall be entitled to be reasonably satisfied that each and every covenant, condition or obligation imposed upon Tenant by this Lease and each and every right, remedy or benefit afforded Landlord by this Lease is not impaired or diminished by such assignment or subletting. Landlord and Tenant acknowledge that the express standards and provisions set forth in this Lease dealing with assignment and subletting, including those set forth in this subparagraph 13.6, have been freely negotiated and are reasonable at the date hereof taking into account Tenant's proposed use of the Premises and the nature and quality of the Building and the Project. No withholding of consent by Landlord shall give rise to any claim by Tenant or any proposed assignee or subtenant or entitle Tenant to terminate this Lease or to any abatement of rent. Approval of any assignment of Tenant's interest shall, whether or not expressly so stated, be conditioned upon such assignee assuming in writing all obligations of Tenant hereunder. In the event Landlord withholds its consent to an assignment or subletting proposed by Tenant and Tenant believes such withholding is unreasonable, Tenant may submit such matter to binding arbitration in accordance with subparagraph 13.10 below.

        13.7 All options to extend the Term contained in this Lease are personal to Tenant. Consent by Landlord to any assignment or subletting shall not include consent to the assignment or transfer of any such options with respect to the Premises granted to Tenant by this Lease, any addendum or amendment hereto or any letter agreement. All such options shall terminate upon such subletting or assignment unless Landlord specifically grants the same in writing to such assignee or subtenant.

        13.8 The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work a merger, and shall at the option of Landlord, terminate all or any existing subleases or subtenancies or shall operate as an assignment to Landlord of such subleases or subtenancies. If Tenant is a corporation which is not required under the Securities Exchange Act of 1934 to file periodic informational reports with the Securities and Exchange Commission, or is an unincorporated association or partnership, the transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership in the aggregate in excess of twenty-five percent (25%) shall be deemed an assignment within the meaning and provisions of this Paragraph 13. Tenant agrees to reimburse Landlord, in no event less than $500.00 for each proposed transfer, for Landlord's administrative time and reasonable costs and attorneys' fees incurred in connection with the processing and documentation of any such requested assignment, subletting, transfer, change of ownership or hypothecation of this Lease or Tenant's interest in and to the Premises.

        13.9 For purposes of this Lease, an assignment or sublease shall include the merger or consolidation of Tenant. Landlord's consent to such, merger or consolidation shall not be required where (i) the transferee/successor-in-interest to Tenant's rights under this Lease has assumed Tenant's obligations hereunder in writing, (ii) the transferee/successor-in-interest has provided written notice to Landlord of such merger or consolidation, and (iii) the shareholders' equity of such transferee/successor-in-interest immediately after such merger or consolidation is equal to or greater than the lesser of (y) Tenant's shareholders' equity as of March 31, 1998 or (z) Tenant's shareholders' equity on the day immediately preceding such merger or consolidation.

        13.10 In the event Tenant believes that Landlord's refusal to consent to an assignment or subletting is unreasonable, Tenant may submit the matter to binding arbitration before a single arbitrator appointed by Judicial Arbitration and Mediation Services (J.A.M.S.). The request for arbitration shall be submitted by Tenant in writing to J.A.M.S. no later than ten (10) business days after delivery of Landlord's written notice to Tenant of its refusal to consent. Tenant's notice to J.A.M.S. shall be sent concurrently to Landlord. Landlord and Tenant may each supply written briefs to the arbitrator and the other party within ten (10) days after receipt of written notice of the appointment of the arbitrator by J.A.M.S. Landlord and Tenant may also deliver written reply briefs to the arbitrator and the other party within five (5) days after receipt of the other party's brief. The arbitrator shall render his/her decision, in writing, as soon as reasonably possible after the last day on which the parties can submit reply briefs. The cost of the arbitrator shall be shared equally by Landlord and Tenant.

14.     HOLD HARMLESS.

        14.1 Except for Landlord's gross negligence or willful misconduct, Tenant shall indemnify, protect, defend and hold harmless the Premises, Landlord and its employees and agents from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultant's fees, expenses and/or liabilities arising out of, involving or in connection with, the use and/or occupancy of the Premises by Tenant and/or Tenant's breach of the terms of the Lease. If any action or proceeding is brought against Landlord by reason of any of the foregoing matters, Tenant shall, upon notice, defend the same at Tenant's expense by counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Landlord need not have first paid any such claim in order to be defended or indemnified.

        14.2 Landlord shall not be liable for any damage to property of Tenant entrusted to employees or agents of Landlord, nor for loss or damage to any property by theft or otherwise, nor for any injury to or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building, or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other place resulting from dampness or any other cause whatsoever, unless caused by or due to the gross negligence or willful misconduct of Landlord, its agents, servants or employees. Landlord or its agents shall not be liable to Tenant for interference with the light or other incorporeal hereditaments nor loss of business by Tenant. Landlord or its agents shall not be liable to Tenant for any damages caused by the act or neglect of any third party at the Premises. Tenant shall give prompt notice to Landlord in case of fire or accidents in the Premises or in the Building or of defects therein or in the fixtures or equipment.

        14.3 Except for Tenant's gross negligence or willful misconduct, Landlord shall indemnify, protect, defend and hold harmless Tenant and its agents and employees from and against any and all claims, damages, liens, judgments, penalties, attorneys' and consultant's fees, expenses and/or liabilities arising out of, involving or in connection with the gross negligence or willful misconduct of Landlord, its employees and agents in, on or about the Premises and/or Landlord's breach of the terms of this Lease.

15. SUBROGATION. Landlord and Tenant each hereby waive any and all rights of recovery against the other, for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under any policy of property insurance required to be carried by such waiving party pursuant to the provisions of this Lease (or any other policy of insurance carried by such waiving party in lieu thereof) at the time of such loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance which they are required to maintain under this Lease, give notice to their respective insurance carrier(s) that the foregoing mutual waiver of subrogation is contained in this Lease.

16.     LIABILITY INSURANCE.

        16.1 At all times during the Term, Tenant shall maintain in effect policies of fire insurance covering: (i) all leasehold improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to provisions of Article 10 hereof) in which Tenant may have an insurable interest; and (ii) trade fixtures, merchandise and other personal property from time to time in, on or upon the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time during the term of this Lease, providing protection against any peril included within the classification "All-Risk." The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under subpart (i) above shall be paid to Landlord, and the proceeds under subpart (ii) above shall be paid to Tenant.

        16.2 Tenant shall, at all times during the Term and at its own cost and expense, procure and continue in force comprehensive general liability insurance for bodily injury and property damage, adequate to protect Landlord against liability for injury to or death of any person, arising in connection with the use, operation or condition of the premises or construction of improvements therein. Such insurance at all times shall be in an amount of not less than a combined single limit of Two Million Dollars ($2,000,000.00), insuring against any and all liability of the insured with respect to the Premises or arising out of the use or occupancy thereof.

        16.3 Tenant shall, at all times during the Term and at its own cost and expense, procure and continue in force worker's compensation coverage as required by law together with employee's liability coverage.

        16.4 If required by Landlord, Tenant shall, at all times during the term hereof and at its own cost and expense, procure and continue in force business interruption and/or loss of income insurance in amounts reasonably satisfactory to Landlord.

        16.5 In no event shall the then limits of any policy be considered as limiting the liability of Tenant under this Lease.

        16.6 All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of California, rated A + XII or better in the current Bests' Insurance Guide. Each insurance policy required to be maintained by Tenant hereunder pursuant to subparagraphs 16.1 and 16.2 shall name Landlord, its officers, agents, and employees, and at Landlord's request any mortgagee of Landlord, as additional insureds, as their respective interests may appear, and copies of all policies or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant prior to Tenant's occupancy of the Premises. No such policy shall be cancelable or materially reduced except after thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least thirty (30) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to), after fifteen (15) days notice to Tenant, procure said insurance on Tenant's behalf and charge the Tenant the premium, payable upon demand. Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the tenant provided such blanket policies expressly afford coverage to the Premises and to Tenant as required by this Lease.

        16.7 All insurance required to be carried by Tenant hereunder shall also contain an inflation guard protection causing an increase in the annual property insurance coverage amount and liability insurance coverage amount by a factor not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the Los Angeles-Anaheim-Riverside Statistical Area.

        16.8 At all times during the Term, Landlord shall maintain in effect a policy or policies of property insurance covering the Building in an amount not less than the replacement cost thereof, providing protection against any peril included within the classification "All Risk," excluding coverage for flood or earthquake (unless Landlord in its sole discretion elects to obtain endorsements for flood or earthquake).

        16.9    [INTENTIONALLY DELETED.]

        16.10   Tenant shall pay for all insurance required under this Paragraph
16. To the extent insurance is maintained by Landlord pursuant to this Paragraph 16, Tenant shall pay the cost thereof to Landlord within ten (10) days following receipt of an invoice therefor with any premiums for policy periods commencing prior to or extending beyond the Term prorated to correspond with the Term.

17. UTILITIES. Tenant shall pay for all water, gas, heat, light power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, to be determined by Landlord, of all charges jointly metered.

18.     PROPERTY TAXES.

        18.1 Tenant shall be liable for and shall pay thirty (30) days before delinquency all taxes, levies and assessments levied against any personal property or trade fixtures placed by Tenant in or about the Premises, and, when possible, Tenant shall cause such personal property and trade fixtures to be assessed and billed separately from the Building and the Premises. If any such taxes, levies and assessments on Tenant's personal property or trade fixtures are levied against Landlord or Landlord's property, or if the assessed value of the Building or the Project is increased by the inclusion therein of a value placed upon such personal property or trade fixtures of Tenant, and if Landlord pays the taxes, levies and assessments based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof, but only under proper protest if requested by Tenant, Tenant shall repay to Landlord upon demand, as additional rent, the taxes, levies and assessments so levied against Landlord, or the proportion of such taxes, levies and assessments resulting from such increase in the assessment, together with interest thereon from the date of payment by Landlord to the date of reimbursement by Tenant at the rate of ten percent (10%) per year. Provided, however, that in any such event Tenant shall have the right, in the name of Landlord and with Landlord's full cooperation but without any cost to Landlord, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes, levies and assessments so paid under protest, any amount so recovered to belong to Tenant.

        18.2 If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant, and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord's "building standard" for the Building are assessed, then the Real Property Taxes levied against Landlord or the Premises by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of subparagraph 18.1 above. If the records of the County Assessor are available and sufficiently detailed to serve as a basis for determining whether said tenant improvements are assessed at a higher valuation than Landlord's "building standard," such records shall be binding on both Landlord and Tenant; otherwise the actual cost of construction shall be the basis for such determination.

        18.3 As used herein, the term "Real Property Taxes" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Landlord in the Premises, Landlord's right to other income therefrom, and/or Landlord's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change of ownership of the Premises pursuant to California Revenue and Taxation Code Section 61 ET SEQ. or otherwise.

        18.4 Tenant shall pay the Real Property taxes applicable to the Premises during the term of this Lease. Subject to the subparagraph 18.5, all such payments shall be made at least ten (10) days prior to any delinquency date. Tenant shall promptly furnish Landlord with satisfactory evidence that such taxes have been paid upon request by Landlord. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Tenant's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Landlord shall reimburse Tenant for any overpayment. If Tenant shall fail to pay any required Real Property Taxes, Landlord shall have the right to pay the same, and Tenant shall reimburse Landlord therefor upon demand.

        18.5 In the event Tenant incurs a late charge on any rent payment, Landlord may, at Landlord's option, estimate the current Real Property Taxes and premiums for insurance to be carried by Landlord pursuant to Paragraph 16 above, and require that such taxes and premiums be paid in advance to Landlord by Tenant, either (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Landlord elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of Real Property Taxes and insurance premiums divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill and insurance premium is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes and insurance premiums. If the amount collected by Landlord is insufficient to pay such Real Property Taxes and insurance premiums when due, Tenant shall pay Landlord, upon demand, such additional sums as are necessary to pay such obligations. All moneys paid to Landlord under this subparagraph may be intermingled with other moneys of Landlord and shall not bear interest. In the event of a default by Tenant in the performance of its obligations under this Lease, then any balance of funds paid to Landlord under the provisions of this subparagraph 18.5 may at the option of Landlord, be treated as an additional security deposit.

        18.6 If the Premises are not separately assessed, Tenant's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Landlord from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

        18.7 Payments by Tenant hereunder in addition to Base Rent, which payments include but are not limited to insurance premiums payable to Landlord and Real Property Taxes, are referred to herein as "Additional Rent."

19. RULES AND REGULATIONS. Tenant agrees to abide by all rules and regulations of the Premises imposed by Landlord as set forth in EXHIBIT B attached hereto, as the same may be reasonably changed from time to time by Landlord upon reasonable notice to Tenant. Any such change shall be effective upon delivery of a copy thereof to Tenant. These rules and regulations are imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises and the Building.

20. HOLDING OVER. If Tenant remains in possession of the Premises or any part thereof after the expiration of the term hereof, with the express written consent of Landlord, such occupancy shall be a tenancy from month to month at a rental in the amount of the last monthly rental, plus all other charges payable hereunder, and upon all the terms hereof applicable to a month to month tenancy. Any holding over without the express written consent obtained from Landlord by Tenant shall not constitute a renewal or extension hereof or give Tenant any rights under this Lease. If Tenant shall hold over without the express written consent of Landlord, Landlord may, at its option treat Tenant as a tenant at sufferance only and subject to all of the terms and conditions herein contained, except that the monthly rental shall be one-hundred fifty percent (150%) of the total monthly rental applicable at the date of expiration plus all other charges payable hereunder, or at Landlord's then published rent for the Premises without regard to any tenant concessions, whichever is greater. If Tenant fails to surrender the Premises upon the expiration of this Lease, Tenant shall indemnify and hold Landlord harmless from all loss or liability, including without limitation, any claims made by any succeeding tenant founded on or resulting from such failure to surrender. Acceptance by Landlord of rent after such expiration or earlier termination shall not constitute a consent to a holdover hereunder or result in a renewal of this Lease.

21. ENTRY BY LANDLORD. Landlord reserves, and shall at reasonable times upon twenty-four (24) hours prior notice (except in the case of an emergency when prior notice will not be required) have, the right to enter the Premises, inspect the same, provide any and all services which are to be provided by Landlord to Tenant hereunder, to submit said Premises to prospective purchasers or tenants, to post notices of non-responsibility and to alter, improve or repair the Premises and any portion thereof that Landlord may deem necessary or desirable and may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed without abatement of rent so long as access to and use of the Premises shall not be blocked or prevented thereby and further providing that the business of Tenant shall not be interfered with unreasonably. So long as access to and use of the Premises is not blocked or prevented by Landlord's actions contemplated by the immediately preceding sentence, Tenant shall have no claim for damages or for any injury or inconvenience to or interference with Tenant's business occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults, safes and files, and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency, in order to obtain entry to the Premises without liability to Tenant except for any failure to exercise due care for Tenant's property. Any entry to the Premises obtained by Landlord by any of said means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises or an eviction of Tenant from the Premises or any portion thereof.

22.     RECONSTRUCTION.

        22.1 For purposes of this Paragraph 22, the following terms shall have the following meanings:

                (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than improvements installed by and/or paid for by Tenant, which can reasonably be repaired in six
(6) months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than improvements installed by and/or paid for by Tenant, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Landlord shall notify Tenant in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

                (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than improvement installed by and/or paid for by Tenant, which was caused by an event required to be covered by the insurance described in Paragraph 16, irrespective of any deductible amounts or coverage limits involved.

                (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Landlord at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

        22.2 If a Premises Partial Damage that is an Insured Loss occurs, then Landlord shall, at Landlord's expense, repair such damage (but not improvements installed by and/or paid for by Tenant) as soon as reasonably possible and this Lease shall continue in full force and effect.
Notwithstanding the foregoing, if the required insurance was not in force, the party required to maintain the insurance as required by this Lease shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Landlord shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Tenant provides Landlord with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Landlord receives said funds or adequate assurance thereof within said ten (10) day period, Landlord shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Landlord may nevertheless elect by written notice to Tenant within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Landlord paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate thirty (30) days thereafter. Tenant shall not be entitled to reimbursement of any funds contributed by Tenant to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 22.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either party.

        22.3 If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a grossly negligent or willful act of Tenant (in which event Tenant shall make the repairs at Tenant's expense), Landlord may either: (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Tenant within thirty (30) days after receipt by Landlord of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Landlord elects to terminate this Lease, Tenant shall have the right within ten (10) days after receipt of the termination notice to give written notice to Landlord of Tenant's commitment to pay for the repair of such damage without reimbursement from Landlord. Tenant shall provide Landlord with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Landlord shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Tenant does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

        22.4 Notwithstanding any other provision hereof, if a Premises Total Destruction occurs, this Lease shall terminate sixty (60) days following such destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Tenant, Landlord shall have the right to recover Landlord's damages from Tenant, except to the extent covered by insurance.

        22.5 If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one (1) month's Base Rent, whether or not an Insured Loss, Landlord may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Tenant within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Tenant at that time has an exercisable option to extend this Lease, then Tenant may preserve this Lease by: (a) exercising such option and (b) providing Landlord with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Tenant's receipt of Landlord's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Tenant duly exercises such option during such period and provides Landlord with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Landlord shall, at Landlord's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Tenant fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Tenant's option shall be extinguished.

        22.6 In the event of Premises Partial Damage or Premises Total Destruction for which Tenant is not responsible under this Lease, the Rent payable by Tenant for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Tenant's use of the Premises is impaired. All other obligations of Tenant hereunder shall be performed by Tenant, and Landlord shall have no liability for any such damage, destruction, remediation, repair or restoration as provided herein.

        22.7 If Landlord shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within ninety (90) days after such obligation shall accrue, Tenant may, at any time prior to the commencement of such repair or restoration, give written notice to Landlord and to any lenders of Landlord of which Tenant has actual notice, of Tenant's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Tenant gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. If the repair or restoration of the Premises is not substantially completed within two hundred seventy (270) days after the date of the damage or destruction, Tenant may, at any time prior to the substantial completion of such repair or restoration, terminate this Lease on written notice to Landlord. "COMMENCE" shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs.

        22.8 Landlord and Tenant agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

23. DEFAULT. The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

        23.1 Any failure by Tenant to pay the rent or to make any other payment required to be made by Tenant hereunder at the time specified for payment. Landlord shall give Tenant three (3) days' written notice of default, which notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure, as amended.

        23.2 The abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for thirty (30) days or longer, except where

Tenant has advised Landlord in writing that Tenant has not abandoned the Premises and Tenant continues during such absence to perform all of its obligations under this Lease.

        23.3 Any failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant, where such failure continues for thirty (30) days (except where a different period of time is specified in this Lease) after written notice by Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure, as amended. If the nature of such default is such that the same cannot reasonably be cured within such thirty (30) day period Tenant shall not be deemed to be in default if Tenant shall commence such cure within such period and thereafter diligently prosecute the same to completion.

        23.4 Tenant makes or has made or furnishes or has furnished any warranty, representation or statement to Landlord in connection with this Lease, or any other agreement to which Tenant and Landlord are parties, which is or was false or misleading in any material respect when made or furnished.

        23.5    [INTENTIONALLY DELETED.]

        23.6 The making by Tenant of any general assignment for the benefit of creditors; the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days; or Tenant's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts.

24.     REMEDIES FOR DEFAULT.

        24.1 In the event of any default by Tenant pursuant to Paragraph 23 above, then in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect to so terminate this Lease then Landlord may recover from Tenant:

                (a) The worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus


                (b) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss which Tenant proves reasonably could have been avoided; plus

                (c) The worth at the time of award of the amount by which the unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus

                (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including without limitation the unamortized balance of any tenant improvement allowance provided to Tenant by Landlord or of any tenant improvements constructed or paid for by Landlord at the commencement of the term hereof, which amount shall be deemed Additional Rent automatically due and payable hereunder upon the occurrence of an event of default by Tenant and shall be recoverable as rent in any unlawful detainer or other action arising out of or pertaining to such default, whether or not specified in any notice given by Landlord as a condition or prior to the commencement of any such action; and at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law.

        24.2 As used in subparagraphs 24.1(a) and (b) above, the "worth at the time of award" is computed by allowing interest at the rate of ten percent (10%) per annum. As used in subparagraphs 24.1(c), the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent.

        24.3 In the event of any such default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

        24.4 In the event of the vacation or abandonment of the Premises by Tenant or in the event that Landlord shall elect to re-enter as provided above or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, then if Landlord does not elect to terminate this Lease as provided in this Paragraph 24, Landlord may from time to time, without terminating this Lease, either recover all rental as it becomes due or relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Election by Landlord to proceed pursuant to this subparagraph shall be made upon written notice to Tenant and shall be deemed an election of the remedy described in California Civil Code Section 1951.4 and, unless Landlord re-lets the Premises, Tenant shall have the right to sublet or assign subject to the prior written consent of Landlord. Such consent shall not be unreasonably withheld and shall be subject to all of the terms and provisions of Paragraph 13.

        24.5 In the event that Landlord shall elect to so relet, then rentals received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any reasonable cost of such reletting; third, to the payment of the cost of any repairs to the Premises necessitated by Tenant's use; fourth, to the payment of rent due and unpaid hereunder; and the residue if any, shall be held by Landlord and applied in payment of future amounts as the same may become due and payable hereunder. Should the rent for such reletting, during any month for which the payment of rent is required hereunder, be less than the rent payable during that month by Tenant hereunder, then Tenant shall pay such deficiency to Landlord immediately upon demand therefor by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord as soon as ascertained, any reasonable costs and expenses incurred by Landlord in such reletting or in making such repairs not covered by the rentals received from such reletting.

        24.6 No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 24 shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

        24.7 In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the period of the unlawful detainer shall be the amount of rent reserved in this Lease for such period. The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative and, except as otherwise provided by California statutory law in effect at the time, Landlord may pursue any or all of such rights and remedies, at the same time or otherwise.

        24.8 All covenants and agreements to be performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money, other than rent, required to be paid by it or fails to perform any other act on its part to be performed, and such failure continues beyond any applicable grace period set forth in the Paragraph providing for such obligation (or if no grace period is set forth in such Paragraph, then the applicable grace period pursuant to Paragraph 23), then in addition to any other remedies provided herein Landlord may, but shall not be obligated so to do, without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part, including the removal of any offending signs. Landlord's election to make any such payment or perform any such act on Tenant's part shall not give rise to any responsibility of Landlord to continue making the same or similar payments or performing the same or similar acts. Tenant shall, within ten (10) days after written demand therefor by Landlord, reimburse Landlord for all sums so paid by Landlord and all necessary incidental costs, together with interest thereon at the rate of ten percent (10%) per annum, accruing from the date of such payment by Landlord, and Landlord shall have the same rights and remedies in the event of failure by Tenant to pay such amounts as Landlord would have in the event of a default by Tenant in payment of rent.

25. SUCCESSOR LANDLORD'S LIABILITY. The liability of any successor-in-interest to Landlord under this Lease ("Successor Landlord") shall be limited to the Successor Landlord's estate in the Premises.

26. EMINENT DOMAIN. If the whole of the Premises shall be taken, or such part thereof shall be taken as shall substantially interfere with Tenant's use and occupancy of the balance thereof, under power of eminent domain, or sold, transferred, or conveyed in lieu thereof, either Tenant or Landlord may terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever date occurs later.
If any part of the Premises shall be so taken, sold, transferred or conveyed in lieu thereof, which does not substantially interfere with Tenant's use and occupancy of the balance thereof, this Lease shall not terminate but Landlord's and Tenant's rights shall be as set forth below. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof, as provided hereunder, or for the interruption of, or damage to Tenant's business or for relocation expenses recovered against the condemning authority. In the event of a partial taking, or a sale, transfer, or conveyance in lieu thereof, which does not result in a termination of this Lease, Landlord shall, to the extent of any funds received from the condemning authority for repair or restoration, restore the Premises substantially to their condition prior to such partial taking, and thereafter Base Rent shall be abated in the proportion which the square footage of the part of the Premises so made unusable bears to the amount of area rented immediately prior to the taking. No taking for a period of less than thirty
(30) days of all or a part of the

Premises shall give Tenant any right to terminate this Lease, but Tenant shall receive an abatement of Base Rent.

27.     HAZARDOUS MATERIALS.

        27.1 Without limiting the generality of Paragraphs 8 and 9 of this Lease, Tenant covenants and agrees that Tenant, its employees, agents and other third parties entering upon the Premises at the request or invitation of Tenant shall not bring into, maintain upon, generate, produce, use, store, dispose of or release or discharge in or about the Premises any hazardous or toxic substances or hazardous waste, as more fully defined below (collectively, "hazardous materials"). The foregoing covenant shall not extend to substances typically found or used in applications of the type permitted by this Lease so long as: (a) such substances are maintained only in such quantities as are reasonably necessary for Tenant's operations in the Premises; (b) such substances and all equipment which generates such substances are used strictly in accordance with the manufacturers' instructions therefor; (c) such substances are not disposed of in or about the Premises in a manner which would constitute a release or discharge thereof; and (d) all such substances and all equipment which generates such substances are removed from the Premises by Tenant upon the expiration or earlier termination of this Lease. Any introduction, use, storage, generation, maintenance, production, disposal, release or discharge by Tenant of hazardous materials in or about the Premises as is permitted pursuant to this Paragraph shall be carried out in compliance with all applicable federal, state and local laws, ordinances, rules and regulations. Moreover, no hazardous waste resulting from any operations by Tenant shall be stored or maintained by Tenant in or about the Premises for more than thirty (30) days prior to removal by Tenant. In no event shall Tenant install any chemical storage tank in or about the Premises. Tenant shall, annually within thirty
(30) days after Tenant's receipt of Landlord's written request therefor, provide to Landlord a written list identifying any hazardous materials then maintained by Tenant in the Premises, the use of each such hazardous material and the approximate quantity of each such hazardous material so maintained by Tenant, together with written certification by Tenant stating, in substance, that neither Tenant nor any person for whom Tenant is responsible has released or discharged any hazardous materials in or about the Premises.

        27.2 In the event that Tenant proposes to conduct any use or to operate or store any equipment which will or may utilize or generate a hazardous material other than as specified in subparagraph 27.1, Tenant shall first submit in writing such use, storage or equipment proposal to Landlord for approval. No approval by Landlord shall relieve Tenant of any obligation of Tenant pursuant to this Paragraph, including the removal, clean-up and indemnification obligations imposed upon Tenant by this Paragraph. Tenant shall, within five
(5) days after receipt thereof, furnish to Landlord copies of all notices or other communications received by Tenant with respect to any actual or alleged release or discharge of any hazardous material in or about the Premises and shall, whether or not Tenant receives any such notice or communication, notify Landlord in writing of any discharge or release of hazardous material in or about the Premises.

        27.3 Upon any violation of the foregoing covenants, Tenant shall be obligated, at Tenant's sole cost, to clean-up and remove from the Premises all hazardous materials introduced into the Premises by Tenant or any third party for whom Tenant is responsible. Such clean-up and removal shall include all testing and investigation required by any governmental authorities having jurisdiction and preparation and implementation of any remedial action plan required by any governmental authorities having jurisdiction. All such clean-up and removal activities of Tenant shall, in each instance, be conducted to the reasonable satisfaction of Landlord and all governmental authorities having jurisdiction. Landlord's right of entry pursuant to Paragraph 21 shall include the right to enter and inspect the Premises for violations of Tenant's covenants herein.

        27.4 Tenant shall indemnify, defend (with counsel approved by Landlord) and hold harmless Landlord, its partners, directors, officers, employees, agents, lenders and attorneys and their respective successors and assigns from and against any and all claims, liabilities, losses, actions, costs and expenses (including attorneys' fees and costs of defense) incurred by such indemnified persons, or any of them, as the result of: (i) the introduction of any hazardous materials into or about the Premises by

Tenant, its employees, agents or contractors; (ii) the usage, storage, maintenance, generation, production, disposal, release or discharge of hazardous materials in or about the Premises by Tenant, its employees, agents or contractors; (iii) any injury to or death of persons or damage to or destruction of property resulting from the use, introduction, maintenance, production, storage, generation, disposal, disposition, release or discharge of hazardous materials in or about the Premises by Tenant, its employees, agents or contractors; and/or (iv) any failure of Tenant, its employees, agents or contractors to observe the covenants of this Paragraph 27. Payment shall not be a condition precedent to enforcement of the foregoing indemnification provision. If any claim for indemnification is made by Landlord hereunder, or if Tenant is required hereunder to perform any remedial activity pursuant to this Paragraph, Landlord agrees to grant to Tenant such access to portions of the Premises as is reasonably necessary for the purpose of effecting a remediation of the occurrence giving rise to such claim for indemnification or duty of remediation.

        27.5 In the event that Tenant is required by any governmental authority to maintain any hazardous materials license or permit in connection with any use conducted by Tenant or any equipment operated by Tenant in, on or about the Premises, copies of such license or permit, each renewal or revocation thereof, and any communication relating to suspension, renewal or revocation thereof shall be furnished to Landlord within five (5) days after receipt thereof by Tenant. Compliance by Tenant with the provisions of this subparagraph and the second subparagraph of this Paragraph 27 shall not relieve Tenant of any other obligation of Tenant pursuant to this Paragraph.

        27.6 Upon any violation of the foregoing covenants Landlord shall be entitled to exercise all remedies available to a landlord against a defaulting tenant, including, but not limited to these set forth in Paragraph 24. Without limiting the generality of the foregoing, Tenant expressly agrees that upon any such violation Landlord may, at its option, (i) immediately terminate this Lease, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant notwithstanding any earlier expiration date of the term of this Lease. No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Paragraph.

        27.7 As used in this Paragraph 27, the term "hazardous materials" shall mean any hazardous materials, hazardous wastes or hazardous or toxic substances as defined by Environmental Laws. As used in this Paragraph 27, "Environmental Laws" means the Resource Conservation and Liability Act, and Superfund Amendments and Reauthorization Act, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Clean Air Act, the toxic Substances Control Act, the Atomic Energy Act, the Endangered Species Act, California Health and Safety Code Section 25316 , and any similar laws affecting the Premises or the use thereof, and any amendments to any of the foregoing.

        27.8 Landlord represents and warrants that, as of the Commencement Date, the Premises are in compliance with the applicable environmental laws, rules, regulations, directives or orders of any governmental authority relating to the protection of human health or the environment, relating to the injury or damage to, or restoration or replacement of, natural resources, or relating to land reclamation, including, but not limited to, to the extent applicable, requirements under Environmental Laws. To Landlord's knowledge as of the Commencement Date, there has not been any notice, written or oral, provided to Landlord by any governmental agency or authority, or by any previous tenant or owner, or any other party of any violation, alleging violation, of, or investigation relating to, any Environmental Law. To Landlord's knowledge as of the Commencement Date, there is no legal, administrative, investigatory or other proceedings, pending or threatened against Landlord which relate to any violation of Environmental Law. These representations and warranties, and the indemnification obligations set forth below, shall survive the termination or expiration of the Lease until the lapse of all applicable statutes of limitations, if any. Landlord hereby agrees to indemnify and hold Tenant (including its officers, directors, employees, agents, successors and assigns) harmless from any damages, losses, costs or expenses, suffered or paid as a result of any and all claims, damages, suits, causes of action, proceedings, judgments, liabilities, penalties, interest, losses, damages, costs or expenses, including reasonable attorney's fees incurred in litigation or otherwise, assessed, incurred or sustained by or against Tenant with respect to or arising out of the failure or breach of any representation or warranty contained herein and made by Landlord with respect to Environmental Laws or hazardous materials, or the use, production, storage, maintenance, generation, disposal, release or discharge of any hazardous materials into the environment from or at the Premises or from materials which Landlord or any prior tenant or owner of the Premises disposed of or arranged for the disposal of offsite, or any adverse effect or potential adverse effect on humans or the environment deriving therefrom.

        27.9 Attached to this Lease at EXHIBIT "C" is a true copy of Environmental Audit Report for the Premises prepared by Ralph Stone and Company, Inc.

28. OFFSET STATEMENT. Tenant shall at any time and from time to time upon not less ten (10) days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing, (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified, is in full force and effect) and the date to which the rental and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or encumbrancer of all or any portion of the real property of which the Premises are a part. In the event Tenant does not provide Landlord with an offset statement as required in this paragraph within the ten (10) day period mentioned therein, Tenant shall be deemed to have acknowledged all of the matters set forth herein.

29.     TRAFFIC AND ENERGY MANAGEMENT.

        29.1 Tenant agrees to cooperate and use reasonable efforts to participate in governmentally mandated traffic management programs generally applicable to businesses located in Burbank, California or to the Premises. Neither this Paragraph nor any other provision in this Lease, however, is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.

        29.2 Tenant agrees to cooperate and use reasonable efforts to comply with any and all mandatory guidelines or controls imposed upon either Landlord or Tenant by federal or state governmental organizations or by any energy conservation association to which Landlord is a party concerning energy management.

        29.3    [INTENTIONALLY DELETED.]

30.     [INTENTIONALLY DELETED.]

31.     [INTENTIONALLY DELETED.]

32. AUTHORITY OF PARTIES. Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that the execution and delivery of this Lease on behalf of the party for whom such person is executing is duly authorized, that he or she is authorized to execute and deliver this Lease and that this Lease is binding upon such party in accordance with its terms. If Tenant is a corporation, Tenant shall, within ten (10) days after execution of this Lease, deliver to Landlord a certified copy of a resolution of the Board of Directors of Tenant, or any executive committee thereof, authorizing or ratifying the execution of this Lease. Failure of Tenant to provided such resolution shall not, however, relieve Tenant of its obligations pursuant to this Lease.

33.     GENERAL PROVISIONS.

        33.1 CLAUSES, PLATS AND RIDERS. Clauses, plats, and riders, if any, signed by the Landlord and the Tenant and endorsed on or affixed to this Lease are a part hereof.

        33.2 WAIVER. No waiver by Landlord of any provision of this Lease or of any breach by Tenant hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act of Tenant. No act or thing done by Landlord or Landlord's agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in a writing signed by Landlord. Tenant's delivery of keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises unless done pursuant to a written agreement to such effect executed by Landlord. The acceptance of any rent by Landlord following a breach of this Lease by Tenant shall not constitute a waiver by Landlord of such breach (other than the failure to pay the particular rent so accepted) or any other breach unless such waiver is expressly stated in a writing signed by Landlord. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other person acting on behalf of Tenant or Tenant's estate shall not waive or cure a default under Paragraph 23.6 or waive the provisions of Paragraph 13.

        33.3 NOTICES. All notices and demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by the Landlord to the Tenant shall be personally served on Tenant at the Premises or shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to the Tenant at the Premises, or to such other place as Tenant may from time to time designate in a notice to the Landlord. All notices and demands by the Tenant to the Landlord shall be personally served on Landlord at the office of the Building or shall be sent by United States certified mail, return receipt requested, postage prepaid, addressed to the Landlord in care of John B. Miles, Esq., McDermott, Will & Emery at 1301 Dove Street, Suite 500, Newport Beach, California 92660, or to such other person or place as the Landlord may from time to time designate in a notice to the Tenant. All notices shall be deemed effective upon receipt. If personally delivered, notices shall be deemed received at the time of delivery. If any notice is sent by mail, the same shall be deemed delivered and received on the date of receipt, refusal or nondelivery indicated on the return receipt. Any notice provided for herein may also be sent by facsimile transmission or by any reputable overnight courier so long as written confirmation of delivery of such notice is obtained by the sender.

        33.4    [INTENTIONALLY DELETED.]

        33.5 MARGINAL HEADINGS. The marginal headings and Paragraph titles to the Paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

        33.6 TIME. Time is of the essence of this Lease and of each and all of its provisions in which performance is a factor.

        33.7 SUCCESSORS AND ASSIGNS. The covenants and conditions herein contained, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

        33.8 LATE CHARGES. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or of sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after said amount is due, then Tenant shall pay to Landlord a late charge equal to three percent (3%) of such overdue amount for the first late payment during any twelve
(12) month period and six percent (6%) of such overdue amount for any other late payment during such twelve (12) month period. In addition, any amount not paid when due shall bear interest at the rate of ten percent (10%) per year from the due date until paid. The parties hereby agree that such late charges and interest represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges and interest by the Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder regardless of any indication to the contrary on the check cashed. In the event that any check or other payment device for rent, or any other charge hereunder, is returned due to insufficient funds or any other reason, the foregoing late payment and interest charges shall apply and Landlord may require all further payments to be made by money order, cashier's check or in cash.

        33.9 PRIOR AGREEMENTS. This Lease and the Exhibits hereto contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose. No provision of this Lease may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease shall not be effective or binding on any party until fully executed by both parties hereto.

        33.10 INABILITY TO PERFORM. This Lease and the obligations of each party hereunder shall not be affected or impaired because the other party is unable to fulfill any of its obligations hereunder or is delayed in doing so, if such liability or delay is caused by reason of strike, labor troubles, acts of God, or any other cause beyond the reasonable control of such other party.

        33.11 ATTORNEYS' FEES. In the event of any action or proceeding brought by either party against the other under this Lease the prevailing party shall be entitled to recover all costs and expenses including the fees of its attorneys in such action or proceeding in such amount as the court may adjudge reasonable as attorneys' fees. If Landlord is involuntarily made a party defendant to any litigation concerning this Lease or the Premises by reason of any act or omission of Tenant, then Tenant shall hold Landlord harmless from all costs, liabilities, damages and expenses by reason thereof, including attorneys' fees and all costs incurred by Landlord in such litigation.

        33.12 SALE OF PREMISES BY LANDLORD. In the event of any sale of the Building, Landlord shall be and is hereby entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale; and the purchaser, at such sale or any subsequent sale of the Premises shall be deemed, without any further agreement between the parties or their successors in interest or between the parties and any such purchaser, to have assumed and agreed to carry out any and all of the covenants and obligations of the Landlord under this Lease arising out of any act, occurrence or omission occurring after the consummation of such sale.

        33.13 SUBORDINATION, ATTORNMENT. Without the necessity of any additional documents being executed by Tenant for the purpose of effecting a subordination and at the election of Landlord or any mortgagees with a lien on the Building or ground lessor with respect to Building, this Lease is subject and subordinate to any and all ground or underlying leases, mortgages or deeds of trust which may hereafter be executed covering the Premises, the Building and the real property of which it is a part, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof. Notwithstanding the foregoing, Tenant agrees, within ten (10) days after Landlord's written request therefor, to: (a) execute, acknowledge and deliver any and all documents or instruments requested by Landlord, or that are necessary or proper to assure the subordination of this Lease to any such mortgages, deeds of trust, or leasehold estates; and (b) supply such financial information concerning Tenant as may be requested by any ground lessor or lender. Notwithstanding such subordination, Tenant's quiet enjoyment of the Premises will not be disturbed so long as Tenant pays rent and observes and performs all of the provisions of this Lease to be observed and performed by Tenant. Notwithstanding anything to the contrary set forth in this Paragraph, Tenant hereby attorns and agrees to attorn to (at the option of) any person, firm, or corporation purchasing or otherwise acquiring the building and the real property of which it is a part, at any sale or other proceeding or pursuant to the exercise of any other rights, powers, or remedies under such mortgages, or deeds of trust, or ground or underlying leases, as if such person, firm or corporation had been named as Landlord herein, provided that such person, firm, or corporation shall accept the Premises subject to this Lease. Tenant hereby appoints Landlord the attorney-in-fact of Tenant, irrevocably, to execute and deliver any documents provided for herein for and in the name of Tenant; such power, being coupled with an interest, being irrevocable. The provisions of this Paragraph to the contrary notwithstanding, and so long as Tenant is not in default hereunder, this Lease shall remain in full force and affect for the full term hereof.

        33.14 NAME. Tenant shall not use the name of the Building or of the Project for any purpose other than as an address of the business to be conducted by the Tenant in the Premises.

        33.15 SEPARABILITY. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision shall remain in full force and affect.

        33.16 CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

        33.17 CHOICE OF LAW. This Lease shall be governed by the laws of the State of California.

        33.18 AUCTIONS. Tenant shall not conduct any auction on the Premises without Landlord's prior written consent.

        33.19   [INTENTIONALLY DELETED.]

        33.20 NEGOTIATED TRANSACTION. This Lease has been negotiated at arm's length. Accordingly, the provisions of this Lease shall be deemed to have been drafted by all of the parties and any rule of law that would require interpretation of this Lease against the party that has drafted it is not applicable and is waived.

        33.21   [INTENTIONALLY DELETED.]

        33.22 QUITCLAIM OF INTEREST. At the expiration or earlier termination of this Lease, Tenant shall execute, acknowledge and deliver to Landlord, within five (5) days after written demand from Landlord to Tenant, any quitclaim deed or other document which may be reasonably requested by any reputable title insurance company to remove this Lease as a matter affecting title to the Premises on a preliminary title report or title policy issued with respect to the Premises.

        33.23   [INTENTIONALLY DELETED.]

        33.24 SURVIVAL OF INDEMNITIES. The obligations of the indemnifying party under each and every indemnification and hold harmless provision in this Lease shall survive the expiration or earlier termination of this Lease to and
until the last to occur of:   (a) the last date permitted by law for the
bringing of any claim or action with respect to which indemnification may be claimed by the indemnified party against the indemnifying party under such provisions, or (b) the date on which any claim or action for which indemnification may be claimed under such provision is fully and finally resolved and, if applicable, any compromise thereof or judgment or award thereon is paid in full by the indemnifying party and the indemnified party is reimbursed by the indemnifying party for any amounts paid by the indemnified party in compromise thereof or upon a judgment or award thereon and in defense of such action or claim, including reasonable attorneys' fees incurred. Notwithstanding anything to the contrary in that certain Asset Purchase Agreement or Secured Indemnity Agreement, each dated approximately of even date herewith and executed by Landlord and Tenant, or that certain Deed of Trust, dated approximately of even date herewith and executed by Landlord, as trustor, in favor of Tenant, as beneficiary, none of the representations, warranties, or other covenants or obligations herein are secured by such Deed of Trust.

        33.25 NO REPRESENTATION BY LANDLORD. In no event shall the review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease be deemed to be an approval of, or representation or warranty as to, the adequacy, accuracy, sufficiency or soundness of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord shall be for the sole purpose of protecting Landlord's interests in the Building and the Project under this Lease, and no third parties shall have any rights pursuant thereto.

34. BROKERS. Tenant warrants that it has had no dealings with any real estate broker or agents in connection with the negotiation of this Lease and it knows of no other real estate broker or agent who is entitled to a commission in connection with this Lease.

35. QUIET ENJOYMENT. Upon the payment by Tenant of Base Rent, Additional Rent and all other sums to be paid hereunder by Tenant and the observance and performance of all covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire Term subject to all of the provisions of this Lease.

        The parties hereto have executed this Lease at the place and on the dates specified immediately adjacent to their respective signatures.



                                        ALL POST, INC., a California corporation

                                        By:
                                           -----------------------------------
                                        By:
                                           -----------------------------------
Address                                 Execution Date:
        -----------------------------                   ----------------------
-------------------------------------                        "Landlord"


                                        VDI MEDIA, a California corporation

                                        By:
                                           -----------------------------------
                                        By:
                                           -----------------------------------
Address                                 Execution Date:
        -----------------------------                   ----------------------
-------------------------------------                         "Tenant"

                                      SCHEDULE 1


                                      BASE RENT

Adjustment Date                                         Base Rent Per Month
---------------                                         -------------------
First Adjustment Date                                   $40,000.00
Second Adjustment Date                                  $41,200.00
Third Adjustment Date                                   $42,436.00
Fourth Adjustment Date                                  $43,709.08
Fifth Adjustment Date                                   $45,020.35
Sixth Adjustment Date                                   $46,370.96
Seventh Adjustment Date                                 $47,762.09
Eighth Adjustment Date                                  $49,194.95
Ninth Adjustment Date                                   $50,670.80



                                      SCHEDULE 1

                                     EXHIBIT A

                                PREMISES DESCRIPTION

That certain real property situated in the City of Burbank, County of Los Angeles, State of California, more particularly described as:

Lots 185, 187, 189, 191 and the North one-half of Lot 293 of Tract 7383, as per map recorded in Book 84, Pages 20 and 21 of Maps, in the office of the County Recorder of said County.




                                     EXHIBIT A

                                     EXHIBIT B

                           BUILDING RULES AND REGULATIONS

                 [To be mutually agreed upon by Tenant and Landlord,
              such agreement not to be unreasonably withheld or delayed]



                                     EXHIBIT B

                                     EXHIBIT C

                              ENVIRONMENTAL AUDIT REPORT







                                    EXHIBIT C